Exhibit 99.1

MKANGO RARE EARTHS LIMITED
2 Sheriff Road London, NW6 2AP, United Kingdom

Mkango Rare Earths Limited and Crown PropTech Acquisitions Announce Confidential Submission of Draft Registration Statement on
Form F-4

LONDON/NEW YORK, Feb. 16, 2026 (GLOBE NEWSWIRE) -- Mkango Rare Earths Limited (f/k/a Lancaster Exploration Limited), a British Virgin Islands company (“MKAR”), and wholly-owned subsidiary of Mkango Resources Ltd. (“Mkango”), is pleased to announce that, in connection with the previously disclosed proposed business combination (the “Proposed Business Combination”) contemplated by the business combination agreement (the “Business Combination Agreement”) among MKAR, certain other wholly-owned subsidiaries of Mkango, and Crown PropTech Acquisitions, a Cayman Islands exempted company (OTC: CPTKW) (“CPTK”), MKAR confidentially submitted a draft registration statement on Form F-4 on February 13, 2026 with the U.S. Securities and Exchange Commission (the “SEC”) which contains a proxy statement for the meeting of CPTK shareholders and prospectus for common shares and warrants of MKAR. The Proposed Business Combination was initially announced on July 3, 2025.

Subject to the completion of the SEC review process and satisfaction of customary closing conditions, including approval by Mkango as shareholder of MKAR and approval by the shareholders of CPTK, MKAR’s common shares and warrants are expected to be listed on the Nasdaq Stock Market under the symbols “MKAR” and “MKARW”, respectively, upon the closing of the transaction.

About Mkango Rare Earths Limited (MKAR)

MKAR owns the advanced stage Songwe Hill rare earths development project in Malawi as well as uranium, tantalum and niobium licenses and, following a reorganization, a proposed rare earths separation project in Pulawy, Poland. The Pulawy project, which is to be located in a Special Economic Zone in Poland, stands adjacent to the European Union’s second-largest manufacturer of nitrogen fertilizers and features established infrastructure, access to reagents and utilities on site. Both the Songwe Hill and Pulawy projects have been selected as strategic projects under the European Union’s Critical Raw Materials Act.

About Crown PropTech Acquisitions (CPTK)

CPTK is a Cayman Islands exempted company incorporated in 2021 as a special purpose acquisition company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, with approximately $5.79 million cash in trust.

Cautionary Statement Regarding Forward-Looking Statements

All statements other than statements of historical facts contained in this news release, including statements regarding MKAR’s and Mkango’s future financial position, results of operations, business strategy, and plans and objectives of their management team for future operations, are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are also forward-looking statements. In some cases, you can identify forward-looking statements by words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “strategy,” “future,” “opportunity,” “may,” “target,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” “preliminary,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements include, without limitation, CPTK, Mkango, MKAR or their respective management teams’ expectations concerning the ability of MKAR to utilize certain projection development financing from the U.S. Development Finance Corporation (the “DFC”) to advance its activities, the provision of additional funding by the DFC, the outlook for their or MKAR’s business, productivity, plans, goals for future operational improvements, capital investments, operational performance, future market conditions, economic performance, developments in the capital and credit markets, expected future financial performance, capital expenditure plans and timeline, mineral reserve and resource estimates, production and other operating results, productivity improvements, expected net proceeds, expected additional funding, the percentage of redemptions of CPTK’s public shareholders, growth prospects and outlook of MKAR’s operations, individually or in the aggregate, including the achievement of project milestones, commencement and completion of commercial operations of certain of MKAR’s projects, future listing of MKAR on Nasdaq, as well as any information concerning possible or assumed future results of operations of Mkango and MKAR. Forward-looking statements also include statements regarding the expected benefits of the Proposed Business Combination. The forward-looking statements are based on the current expectations of the respective management teams of CPTK, Mkango and MKAR, as applicable, and are inherently subject to uncertainties and changes in circumstance and their potential effects. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, (i) the risk that the Proposed Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of CPTK’s, MKAR’s or Mkango’s securities, (ii) the risk that the Proposed Business Combination may not be completed by CPTK’s business combination deadline, or at all, and the potential failure to obtain an extension of the business combination deadline if sought by CPTK, MKAR or Mkango (iii) the failure to satisfy the conditions to the consummation of the Proposed Business Combination, including the approval of the Business Combination Agreement by Mkango, the shareholders of CPTK, and the TSX Venture Exchange (the “TSX-V”), the satisfaction of the minimum cash amount following redemptions by CPTK’s public shareholders and the receipt of certain governmental and regulatory approvals, (iv) market risks, including the price of rare earth materials, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement, (vi) the effect of the announcement or pendency of the Proposed Business Combination on CPTK’s, Mkango’s or MKAR’s business relationships, performance, and business generally, (vii) the outcome of any legal proceedings that may be instituted against CPTK or MKAR related to the business combination agreement or the Proposed Business Combination, (viii) failure to realize the anticipated benefits of the Proposed Business Combination, (ix) the inability to effect and maintain the quotation of SPAC's securities on the OTC Markets or the inability of MKAR to meet the listing requirements of the Nasdaq Stock Market, or if listed, the inability of MKAR to maintain the listing of its securities on the Nasdaq Stock Market, (x) the risk that the price of MKAR securities may be volatile due to a variety of factors, including changes in the highly competitive industries in which MKAR plans to operate, variations in performance across competitors, changes in laws, regulations, technologies, natural disasters or health epidemics/pandemics, national security tensions, and macro-economic and social environments affecting its business, and changes in the combined capital structure, (xi) the inability to implement business plans, forecasts, and other expectations after the completion of the Proposed Business Combination, identify and realize additional opportunities, and manage its growth and expanding operations, (xii) the risk that MKAR may not be able to successfully develop its assets, (xiii) the risk that MKAR will be unable to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all, (xiv) the potential for geopolitical instability in Europe, the political and social risks of operating in Malawi or Poland, and geopolitical impacts on markets and tariffs, (xv) operational hazards and risks that MKAR could face, and (xvi) the risk that additional financing in connection with the Proposed Business Combination may not be raised on favorable terms, in a sufficient amount to satisfy the minimum cash amount condition to the Business Combination Agreement, or at all. The foregoing list is not exhaustive, and there may be additional risks that CPTK, Mkango, or MKAR presently do not know or that they currently believe are immaterial. You should carefully consider the foregoing factors, any other factors discussed in this news release and the other risks and uncertainties described in CPTK’s filings with the SEC, Mkango’s filings on SEDAR+, the risks to be described in a registration statement on Form F-4, which will include a proxy statement/prospectus, and those discussed and identified in filings made with the SEC by CPTK and MKAR, from time to time. CPTK, Mkango, and MKAR caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth in this news release speak only as of the date of this news release. None of CPTK, Mkango, or MKAR undertakes any obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that CPTK, Mkango, or MKAR will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear, up to the consummation of the Proposed Business Combination, in CPTK’s or MKAR’s public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, or Mkango’s public filings on SEDAR+, which you are advised to review carefully.

Important Information for Investors and Shareholders

In connection with the Proposed Business Combination, MKAR and CPTK have prepared the draft registration statement, including a preliminary proxy statement of CPTK and a preliminary prospectus of MKAR with respect to the securities to be offered in the Proposed Business Combination, which was confidentially submitted to the SEC and which will be publicly filed with the SEC in due course, at which time a copy of such filing will also be filed under Mkango’s profile on SEDAR+. After the registration statement is declared effective, CPTK will mail a definitive proxy statement/prospectus to its shareholders as of a record date to be established for voting on the Proposed Business Combination. CPTK urges investors and other interested persons to read, when available, the proxy statement/prospectus, as well as other documents filed with the SEC, because these documents will contain important information about the Proposed Business Combination. Such persons can also read CPTK’s filings with the SEC for a description of the security holdings of its officers and directors and their respective interests as security holders in the consummation of the transactions described herein. The proxy statement statement/prospectus, once available, can be obtained, without charge, at the SEC’s web site at www.sec.gov.

Participants in the Solicitation

MKAR and CPTK and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of CPTK’s shareholders in connection with the Proposed Business Combination. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of CPTK’s directors and officers in CPTK’s SEC filings. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to CPTK’s shareholders in connection with the Proposed Business Combination will be set forth in the proxy statement/prospectus for the Proposed Business Combination when available. Information concerning the interests of MKAR’s and CPTK’s participants in the solicitation, which may, in some cases, be different than those of their respective equityholders generally, will be set forth in the proxy statement/prospectus relating to the Proposed Business Combination when it becomes available.

No Offer or Solicitation

This news release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the Proposed Business Combination. This news release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

For further information on MKAR, please contact:

Mkango Rare Earths Limited

Alexander Lemon	William Dawes
President	Chief Executive Officer
alex@mkango.ca	will@mkango.ca

UK: +44 20 7372 2744

www.mkango.ca

@MkangoResources

For further information on CPTK, please contact:

Crown PropTech Acquisitions

Michael Minnick

Chief Executive Officer

mm@crownproptech.com

https://www.crownproptech.com

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any vote, consent or approval in any jurisdiction in connection with or with respect to the Proposed Business Combination, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction. This press release does not constitute either advice or a recommendation regarding any securities. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom.

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